SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 29, 2024
Date of Report
(Date of Earliest Event Reported)
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 641-6500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	SNV-PrE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On November 1, 2024, Synovus Financial Corp. (the “Company”) completed the public offer and sale (the “Offering”) of $500 million aggregate principal amount of its 6.168% Fixed Rate / Floating Rate Senior Notes due 2030 (the “Notes”). The Offering was completed pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-266462), dated August 2, 2022 (the “Registration Statement”), as supplemented by a prospectus supplement dated October 29, 2024 (the “Prospectus Supplement”) and a free writing prospectus filed on October 29, 2024.
In connection with the Offering, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), dated October 29, 2024, by and among the Company and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell the Notes to the Underwriters. The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other customary provisions.
The Notes were issued under the Senior Indenture, dated February 13, 2012 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes will bear interest (i) from and including November 1, 2024 to but excluding November 1, 2029 at a fixed rate of 6.168% per annum, payable semi-annually; and (ii) from and including November 1, 2029 to but excluding November 1, 2030 in accordance with the formula for Secured Overnight Financing Rate described in the Prospectus Supplement, plus 2.347%, payable quarterly.
The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of (i) the Underwriting Agreement, (ii) the Indenture, and (iii) the form of the Notes, which are attached as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.
A copy of the opinion of Alston & Bird LLP, counsel to the Company, relating to the legality of the Notes is filed as Exhibit 5.1 hereto.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
*1.1
Underwriting Agreement, dated October 29, 2024, among the Company and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, pertaining to the Offering.

4.1
Senior Indenture, dated February 13, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated February 8, 2012, as filed with the SEC on February 13, 2012.

4.2	Form of Note.
5.1	Opinion of Alston & Bird, LLP, counsel to the Company, as to the validity of the Notes.
23.1	Consent of Alston & Bird, LLP (included in Exhibit 5.1 hereof).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_______________
*Certain schedules have been omitted pursuant to Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule to the Securities and Exchange Commission or its staff upon request.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: November 1, 2024	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and General Counsel